Exhibit 99.1

Ebix Announces First Quarter 2012 Results

•	Quarterly Revenue of $43.8 Million, up 9% Year-Over-Year

•	Q1 Diluted EPS of $0.40, up 8% Year-Over-Year

•	Q1 Operating Income of $18.3 Million, up 17% Year-Over-Year

ATLANTA, GA - May 8, 2012 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today reported results for the fiscal first quarter ended March 31, 2012. Ebix will host a conference call at 11:00 a.m. EDT (details below)

Ebix delivered the following results for the first quarter of 2012:

Revenues: Total Q1 2012 revenue was $43.8 million, an increase of 9% on a year-over-year basis, as compared to Q1 2011 revenue of $40.1 million.

Earnings per Share: Q1 2012 GAAP diluted earnings per share rose 8% year-over-year to $0.40, as compared to $0.37 in the first quarter of 2011. For purposes of the Q1 2012 EPS calculation, there was an average of 39.5 million diluted shares outstanding during the quarter, as compared to 41.5 million diluted shares outstanding in Q1 of 2011.

Operating Cash: Cash generated from operations for the fiscal first quarter was $13.8 million, up 33% year-over-year.

Margins: In Q1 2012 the Company reported operating margins of 42% compared to 39% in Q1 of 2011.

Channel Revenues: The Exchange channel continued to be the largest channel for Ebix accounting for 79% of the Company's 1Q 2102 Revenue as compared to 78% in Q1 2011.

(dollar amount in thousands)	Three Months Ended March 31,
Channel	2012	2011	% Change
Exchanges	34,646	31,065	12%
Broker Systems	4,754	3,842	24%
BPO	3,571	3,619	(1)%
Carrier Systems	856	1,524	(44)%
Total Revenue	43,827	40,050	9%

Net Income: Q1 2012 net income was $15.7 million, a 3% increase on a year-over-year basis, as compared to Q1 2011 net income of $15.2 million.

“In the last 12 months, Ebix has made a lot of investments in sales, marketing and developing new channels of business. These investments are targeted at creating infrastructure that can deliver large increases in revenue while retaining our high operating margins. While we remain focused as always on recurring revenue streams, what has changed is that we are now targeting much larger size deals.” Ebix Chairman, President & CEO Robin Raina said, “We are pleased that in spite of these investments, we are able to continue reporting operating margins in the 40% range in Q1 of 2012.”

Robin added, “The Company's sales efforts today have resulted in the Company having sales partnerships with major companies such as Unisys, Microsoft, CGI, Accenture etc. in addition to creating a strong direct sales group that is focused on selling enterprise services to the insurance industry. We feel good about the opportunities that we are pursuing and believe that the best for Ebix is still to come.”

Robin continued, “We are also getting more ambitious in our marketing efforts as reflected in yesterday's announcement appointing tennis star John Isner as the Ebix ambassador.”

“Ebix recently entered into a new $100 million secured syndicated credit facility with Citibank as administrative agent, and Citibank, Wells Fargo, and RBS as joint lenders. We are also pleased with the faith shown in Ebix and the strong fundamentals of our business, by these three leading banks. Finally our acquisition pipeline is strong today and you can expect Ebix to make a few accretive acquisitions soon,” Robin concluded.

Ebix SVP & CFO Robert Kerris said, “The Company's aggregate cash, cash equivalents, and short term cash deposit investments as of March 31, 2012 stood at $37.9 million, a significant increase since year-end 2011 due to the continued strong cash flow generated by the Company's operating activities. With our combined aggregated cash reserves and the available financing capacity of our new syndicated bank line, the Company presently has access to approximately $84 million of readily available cash resources to continue to make investments to grow our business both organically and through accretive acquisitions.”

Robert added, “The Company's balance sheet metrics continued to improve in Q1 of 2012, with working capital increasing to $26.4 million at March 31st from $14.0 million at December 31st 2011, and accounts receivable DSO at 60 days as of March 31st 2012, an improvement of 18 days from a year earlier at March 31st 2011.”

Investor Conference Call

Ebix will host a conference call to discuss its first quarter 2012 results at 11:00 a.m. Eastern Daylight Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations home page at http://www.ebix.com. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing 1-(973) 409-9690. A replay of the audio and text of the investor call will be available through the company's Investor Relations home page at http://www.ebix.com

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and BPO services to custom software development for all entities involved in the insurance industry.

With 30+ offices across Brazil, Singapore, Australia, the US, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. Ebix's focus on quality has enabled it to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute's Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and BPO units in India. For more information, visit the Company's website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.
This Form 10-K and certain information incorporated herein by reference contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.
Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in Part I, Item IA, “Risk Factors”, below, as well as: the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.
Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.
Readers should carefully review the disclosures and the risk factors described in this and other documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.
You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Steven Barlow
678-281-2043 or steve.barlow@ebix.com

or

Aaron Tikkoo
678 -281-2027 or atikkoo@ebix.com

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Operating revenue	$43,827	$40,050
Operating expenses:

Cost of services provided	9,029	7,307
Product development	4,272	4,619
Sales and marketing	3,812	2,852
General and administrative	6,444	7,761
Amortization and depreciation	1,941	1,877
Total operating expenses	25,498	24,416

Operating income	18,329	15,634
Interest income	167	200
Interest expense	(253)	(215)
Other non-operating income (loss)	—	(354)
Foreign currency exchange gain (loss)	(296)	1,468
Income before income taxes	17,947	16,733
Income tax expense	(2,262)	(1,569)
Net income	$15,685	$15,164

Basic earnings per common share	$0.43	$0.40

Diluted earnings per common share	$0.40	$0.37

Basic weighted average shares outstanding	36,450	38,151

Diluted weighted average shares outstanding	39,523	41,517

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	March 31, 2012	December 31, 2011
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$37,140	$23,696
Short-term investments	730	1,505
Trade accounts receivable, less allowances of $1,221 and $1,719, respectively	29,351	31,133
Deferred tax asset, net	2,817	2,981
Other current assets	4,747	4,502
Total current assets	74,785	63,817

Property and equipment, net	9,399	8,834
Goodwill	264,504	259,218
Intangibles, net	37,763	38,386
Indefinite-lived intangibles	30,990	30,453
Deferred tax asset, net	10,970	9,412
Other assets	1,053	1,062
Total assets	$429,464	$411,182

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$19,075	$18,719
Accrued payroll and related benefits	3,518	5,034
Short term debt	8,333	6,667
Current portion of long term debt and capital lease obligations, net of discount of $64 and $0, respectively	852	165
Deferred revenue	16,211	16,460
Current deferred rent	279	266
Other current liabilities	119	2,468
Total current liabilities	48,387	49,779

Revolving line of credit	31,750	31,750
Long term debt and capital lease obligations, less current portion, net of discount of $128 and $0, respectively	9,367	8,468
Other liabilities	3,775	3,803
Deferred revenue	69	328
Long term deferred rent	864	939
Total liabilities	94,212	95,067

Commitments and Contingencies, Note 6

Stockholders' equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at March 31, 2012 and December 31, 2011	—	—
Common stock, $0.10 par value, 60,000,000 shares authorized, 36,495,652 issued and 36,455,143 outstanding at March 31, 2012 and 36,418,385 issued and 36,377,876 outstanding at December 31, 2011	3,646	3,638
Additional paid-in capital	180,099	179,518
Treasury stock (40,509 shares as of March 31, 2012 and December 31, 2011)	(76)	(76)
Retained earnings	151,780	137,559
Accumulated other comprehensive income	(197)	(4,524)
Total stockholders' equity	335,252	316,115
Total liabilities and stockholders' equity	$429,464	$411,182

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net income	$15,685	$15,164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,941	1,877
Share based compensation	548	556
Provision for doubtful accounts	266	11
Benefit (provision) for deferred taxes	(1,401)	2,198
Debt discount amortization on convertible debt	—	21
Unrealized foreign exchange (gain) loss on forward contracts	—	(152)
Unrealized foreign exchange (gain) loss	661	(1,890)
(Gain) loss on put option	—	354
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	1,771	(5,987)
Other assets	(302)	1,278
Accounts payable and accrued expenses	(861)	(2,357)
Accrued payroll and related benefits	(1,575)	(1,463)
Deferred revenue	(560)	689
Deferred rent	(75)	(55)
Other current liabilities	(2,336)	69
Net cash provided by operating activities	13,762	10,313

Cash flows from investing activities:
Acquisition of ADAM, net of cash acquired	—	3,529
Maturities of marketable securities	979	7,960
Purchases of marketable securities	—	(5,384)
Capital expenditures	(673)	(524)
Net cash provided by investing activities	306	5,581

Cash flows from financing activities:
Principal payments of term loan obligation	—	(1,250)
Repurchases of common stock	—	(2,395)
Proceeds from the exercise of stock options	14	1
Dividend payments	(1,464)	—
Payments of capital lease obligations	(45)	(102)
Net cash used in financing activities	(1,495)	(3,903)
Effect of foreign exchange rates on cash	871	201
Net change in cash and cash equivalents	13,444	12,192
Cash and cash equivalents at the beginning of the period	23,696	23,397
Cash and cash equivalents at the end of the period	$37,140	$35,589
Supplemental disclosures of cash flow information:
Interest paid	$312	$204
Income taxes paid	$3,030	$558